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                                                                    Exhibit 99.J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 103 to the Registration Statement (Form N-1A, No. 33-44964) of The Coventry Group and to the use of our report dated May 14, 2004 on the financial statements of The Shelby Funds, series of The Coventry Group, incorporated by reference therein.


                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP

Columbus, Ohio
July 22, 2004